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                                                                Exhibit 10.2

                          TECHNOLOGY LICENSE AGREEMENT
                          -----------------------------

     AGREEMENT made this 30th day of December, 1982 by and between ALZA CORPORATION, a California corporation ("ALZA"), and ALZA TTS RESEARCH PARTNERS, LTD., a California limited partnership (the "Partnership").

                                R E C I T A L S:
                                -----------------

     A.   ALZA has proprietary rights to the Licensed Technology.

     B. The Partnership proposes to undertake research and development of products utilizing the Licensed Technology and expects to develop and own certain technology in connection therewith.

     C. ALZA is willing to grant to the Partnership a license to practice the Licensed Technology under certain circumstances as hereinafter set forth in consideration of the Partnership's execution of the Option Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   DEFINITIONS

          1.1 "Affiliate" shall have the meaning set forth in the Development Contract.

          1.2 "ALZA Proprietary Rights" shall mean all Proprietary Rights of ALZA to the extent now or hereafter owned and controlled by ALZA and which ALZA has or will have the right to license.

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          1.3  "Completion" of a Product shall mean the actual reduction to practice of a Product within the meaning of Section 102(g) of Title 35 of the United States Code. "Completion of all Products" shall mean such actual reduction to practice of all Products.

          1.4 "Confidential Information" shall mean, without limitation, the originals or copies of all documents, inventions, laboratory notebooks, drawings, specifications, bills of materials, devices, equipment, prototype models and tangible manifestations relating to or embodying any Licensed Technology disclosed hereunder except any of the foregoing which:

               (a) is known to or used by the Partnership prior to the time of disclosure hereunder;

               (b) lawfully is disclosed to the Partnership by a third party having the right to disclose it; or

               (c) either before or after the time of disclosure to the Partnership becomes known to the public other than by an unauthorized act or omission of the Partnership or its employees or agents.

          1.5 "Development Contract" shall mean the Research and Development Agreement of even date herewith between the Partnership and ALZA.

          1.6 "Feasibility Evaluation" shall have the meaning set forth in the Development Contract.

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          1.7  "Licensed Technology" shall mean ALZA Proprietary Rights existing during the term of this Agreement which are necessary or useful for the development, manufacture or commercialization of Products.

          1.8 "Option Agreement" shall mean the Option Agreement of even date herewith between the Partnership and ALZA.

          1.9 "Partnership Technology" shall have the meaning set forth in the Development Contract.

          1.10 "Product" shall have the meaning set forth in the Development Contract.

          1.11 "Product Development Program" shall have the meaning set forth in the Development Contract.

          1.12 "Proprietary Rights" shall mean data, inventions, information, processes, know how, patents, patent applications and trade secrets.

          1.13 "Prospectus" shall have the meaning set forth in the Development Contract.

     2.   LICENSE OF ALZA TECHNOLOGY FOR RESEARCH AND DEVELOPMENT; TERM

          2.1 GRANT OF LICENSE. ALZA hereby grants to the Partnership, upon the terms and conditions of this Agreement, a royalty-free, worldwide license to practice the Licensed Technology (i) in either a Feasibility Evaluation or a Product Development Program (ii) to sublicense ALZA under the terms of the Development Contract for the purposes thereof and (iii) to

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sublicense third parties to complete the development of Products in accordance with the terms of the Option Agreement, but for no other purpose whatsoever, except as set forth in Section 3.

          2.2 TERM. The term of the license granted under Section 2.1 shall commence on the date hereof and shall continue, with respect to any Product, until the Completion of that Product.

     3.   LICENSE OF ALZA PROPRIETARY TECHNOLOGY FOR COMMERCIAL EXPLOITATION

          3.1 GRANT OF LICENSE. ALZA hereby grants to the Partnership, upon the terms and conditions of this Agreement, a royalty-free, worldwide license, with the right to sublicense, to practice the Licensed Technology to manufacture, use and sell Products.

          3.2 TERM. The term of the license granted under Section 3.1 hereof shall commence, as to each Product, upon Completion of such Product and shall continue in full force and effect thereafter as to such Product.

     4.   EFFORTS OF LICENSEE

          The Partnership promptly shall commence to use the Licensed Technology to develop or have developed Products under the Development Contract.

     5.   PATENTS

          5.1 INFRINGEMENTS. Each party shall notify the other of infringement or alleged infringement of any patent

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rights included in the Licensed Technology or of any unauthorized or alleged unauthorized use of the Licensed Technology. In the event of any such alleged, infringement or unauthorized use, ALZA shall have the right, at its own expense and with the right to all recoveries, to take appropriate action to restrain such alleged infringement or unauthorized use. If ALZA fails to take such action, and if the infringing product or products achieve ten percent of the sales volume of any Product, the Partnership may institute, in its own name, at its own expense and with the right to all recoveries, such litigation or other appropriate action as the Partnership may deem necessary to terminate such infringement or unauthorized use; provided, however, that the Partnership shall first give ALZA 60 days advance notice of its intention to take such action and, provided further, that ALZA has not taken appropriate action during such 60-day period. In either case, the other party shall cooperate with the party initiating such action at the initiating party's expense.

          5.2 DEFENSE OF SUITS. If any controversy, litigation or proceeding is threatened or brought by any person against either party hereto alleging that any use, application, or disclosure of the Licensed Technology infringes any patent or other proprietary right held by such person, the parties shall confer promptly with respect to such controversy, litigation or proceeding. If the parties agree to proceed jointly,

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they shall share equally the defense expenses and costs, including attorneys'
fees, and neither party shall settle or compromise such controversy, litigation or proceeding without the consent of the other party. If the parties do not agree to proceed jointly, then each party may proceed on its own and at its sole expense, and each party shall have the right to settle or compromise on such controversy, litigation or proceeding on its own behalf and at its own expense.

     6.   CONFIDENTIALITY

          Subject to the other provisions of this Agreement, during the term of this Agreement and for a period of five years following its termination, the Partnership shall maintain in confidence all Confidential Information; provided, however, that nothing contained herein shall prevent the Partnership from disclosing any Confidential Information to the extent that such Confidential Information is required to be disclosed (i) in connection with the securing of necessary governmental authorization for the marketing of Products, (ii) for the purpose of complying with governmental regulations or (iii) for the purpose of any sublicense allowed hereunder. The obligations of the parties pursuant to this Section 6 shall survive the termination of this Agreement for any reason.

     7.   DISCLAIMERS

          ALZA DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (i) THAT THE LICENSED TECHNOLOGY, OR THE USE THEREOF, OR THE

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PRODUCTS INCORPORATING OR MANUFACTURED BY THE USE THEREOF WILL BE FREE FROM
CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY OR (ii) OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE LICENSED TECHNOLOGY OR ITS SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF PRODUCTS. ALZA DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

     8.   EFFECTIVE DATE; TERMINATION

          8.1 EFFECTIVE DATE. This Agreement automatically shall become effective on the closing of the sale of the Class A Limited Partnership interests described in the Prospectus.

          8.2 TERMINATION. Either party may terminate this Agreement effective upon the giving of written notice of such termination to the other party in the event such other party:

               (a) breaches any of its material obligations hereunder and such breach continues for a period of 60 days after written notice thereof by the other party; or

               (b) enters into any proceeding, whether voluntary or otherwise, in bankruptcy, reorganization, or arrangement for the appointment of a receiver or trustee to take possession of such other party's assets or any other

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proceeding under any law for the relief of creditors, or makes an assignment for the benefit of such other party's creditors.

     9.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     10.  NOTICES

     Any notice or other communication required or permitted to be given by either party under this Agreement shall be given in writing and shall be delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other address as may be designated by notice pursuant to this Section 10:

     If to the Partnership:                  ALZA TTS RESEARCH PARTNERS, LTD.
                                             c/o ALZA Development Corporation
                                             950 Page Mill Road
                                             Palo Alto, California 94304
                                             Attention: President

     If to ALZA:                             ALZA CORPORATION
                                             950 Page Mill Road
                                             Palo Alto, California 94304
                                             Attention: President

     Any notice or communication so given in conformity with this Section 10 shall be deemed to be effective when received by the addressee, if delivered by hand, and five days after mailing, if mailed.

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     11.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied between residents of that state entering into contracts wholly to be performed in that state.

     12.  SEVERABILITY

     If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue in full force without being impaired or invalidated in any way.

     13.  AMENDMENTS

     No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by a duly authorized representative of the party to be charged.

     14.  WAIVER

     No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

     15.  HEADINGS

     The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

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     16.  NO EFFECT ON OTHER AGREEMENTS

          No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the parties unless specifically referred to, and to the extent specifically provided, in such other agreements.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                                           ALZA TTS RESEARCH PARTNERS, LTD.
                                            By ALZA Development Corporation,
                                              its General Partner



                                           By: /s/ Peter F. Carpenter
                                              -------------------------------
                                              Peter F. Carpenter, President



                                           ALZA CORPORATION

                                           By: /s/ Martin S. Gerstel
                                              -------------------------------
                                              Martin S. Gerstel, President



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